Exhibit 99.2

Validus Holdings, Ltd.

Incorporated in Bermuda

Unaudited Consolidated Interim Financial Statements

As at and for the nine months ended

September 30, 2023

Expressed in thousands of U.S. dollars, except share amounts

Page 1 | 34

Table of Contents

Consolidated Balance Sheets as at September 30, 2023 (unaudited) and December 31, 2022	3
Consolidated Statements of Income (Loss) and Comprehensive Income (Loss) for the nine months ended September 30, 2023 and 2022 (unaudited)	4
Consolidated Statements of Shareholder’s Equity for the nine months ended September 30, 2023 and 2022 (unaudited)	5
Consolidated Statements of Cash Flows for the nine months ended September 30, 2023 and 2022 (unaudited)	6 - 7
Notes to the Consolidated Financial Statements (unaudited)	8 – 34

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Validus Holdings, Ltd.

Consolidated Balance Sheets

As at September 30, 2023 (unaudited) and December 31, 2022

Expressed in thousands of U.S. dollars, except share amounts

	September 30, 2023 (unaudited) $	December 31, 2022 $
Assets
Fixed maturity investments trading, at fair value (amortized cost: 2023 - $4,160,850; 2022 - $4,611,442)	3,821,834	4,237,877
Short-term investments trading, at fair value	965,305	114,117
Cash and cash equivalents	417,964	297,206
Restricted cash	241,416	69,135

Total investments and cash	5,446,519	4,718,335
Investments in operating affiliates, equity method	4,881	4,885
Premiums receivable	2,317,552	1,559,292
Deferred acquisition costs	545,749	393,443
Prepaid reinsurance premiums	396,468	88,554
Loss reserves recoverable	1,534,469	1,900,032
Paid losses recoverable	88,439	81,005
Income taxes recoverable	9,498	10,114
Deferred tax assets, net	28,040	27,630
Balances due from affiliates	1,050,291	1,011,985
Accrued investment income	21,197	20,644
Funds withheld	123,227	107,175
Other assets	108,940	40,603

Total assets	11,675,270	9,963,697

Liabilities
Reserve for losses and loss expenses	5,073,580	4,968,249
Unearned premiums	2,507,561	1,518,995
Reinsurance balances payable	315,625	87,423
Income taxes payable	20,815	3,863
Balances due to affiliates	23,945	25,633
Senior notes payable	—	196,397
Funds withheld liability	2,706	2,717
Accounts payable and accrued expenses	26,393	43,262
Other liabilities	114	55

Total liabilities	7,970,739	6,846,594

Shareholder’s equity
Common shares, 100 authorized, par value $0.01 Issued and outstanding (2023 and 2022 – 100)	—	—
Accumulated other comprehensive income	26,672	26,672
Additional paid-in capital	1,292,179	1,008,809
Retained earnings	2,385,680	2,081,622

Total shareholder’s equity	3,704,531	3,117,103

Total liabilities and shareholder’s equity	11,675,270	9,963,697

The accompanying notes are an integral part of these consolidated financial statements.

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Validus Holdings, Ltd.

Consolidated Statements of Income (Loss) and Comprehensive Income (Loss)

For the nine months ended September 30, 2023 and 2022 (unaudited)

Expressed in thousands of U.S. dollars

	September 30, 2023 (unaudited)	September 30, 2022 (unaudited)
	$	$
Revenues
Gross premiums written	3,477,709	2,856,209
Reinsurance premiums ceded	(742,276)	(560,980)

Net premiums written	2,735,433	2,295,229
Change in unearned premiums	(680,652)	(669,585)

Net premiums earned	2,054,781	1,625,644
Net investment income	161,471	96,586
Net realized losses on investments, net	(62,452)	(3,456)
Net change in unrealized gains (losses) on investments, net	34,443	(406,566)
Other insurance-related income and other income	14,091	19,547
Foreign exchange losses, net	(27,584)	(3,877)

Total revenues	2,174,750	1,327,878

Expenses
Losses and loss expenses	1,144,757	1,081,342
Policy acquisition costs	498,244	426,814
General and administrative expenses	100,527	97,081
Share compensation expenses	6,806	3,418
Finance expenses	107,143	25,365
Transaction expenses	161	463

Total expenses	1,857,638	1,634,483

Income (loss) before taxes and income from operating affiliates and structured notes	317,112	(306,605)
Tax expense	(14,213)	(46,714)
Income from operating affiliates	841	907
Income from structured notes receivable from AlphaCat ILS fund	318	62

Net income (loss) and comprehensive income (loss)	304,058	(352,350)

The accompanying notes are an integral part of these consolidated financial statements.

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Validus Holdings, Ltd.

Consolidated Statements of Shareholder’s Equity

For the nine months ended September 30, 2023 and 2022 (unaudited)

Expressed in thousands of U.S. dollars

	September 30, 2023 (unaudited)	September 30, 2022 (unaudited)
	$	$
Common shares
Balance, beginning and end of period	—	—

Accumulated other comprehensive income
Balance, beginning and end of period	26,672	26,672

Additional paid-in capital
Balance, beginning of period	1,008,809	988,977
Distributions to parent company relating to settlement of share-based compensation arrangements	(5,992)	(2,425)
Contributions from parent company relating to extinguishment of debt	289,362	22,257

Balance, end of the period	1,292,179	1,008,809

Retained earnings
Balance, beginning of period	2,081,622	2,342,155
Net income (loss) for the period	304,058	(352,350)

Balance, end of the period	2,385,680	1,989,805

Total shareholder’s equity	3,704,531	3,025,286

The accompanying notes are an integral part of these consolidated financial statements.

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Validus Holdings, Ltd.

Consolidated Statements of Cash Flows

For the nine months ended September 30, 2023 and 2022 (unaudited)

Expressed in thousands of U.S. dollars

	September 30, 2023 (unaudited) $	September 30, 2022 (unaudited) $
Cash flows provided by (used in) operating activities
Net income (loss) and comprehensive income (loss)	304,058	(352,350)
Adjustments to reconcile net income (loss) and comprehensive income (loss) to net cash provided by operating activities:
Amortization of discount on Senior Notes	119	126
Loss on extinguishment of debt	90,150	7,729
Change in net realized and unrealized losses on investments	28,009	410,022
Change in net asset value of structured notes	(299)	(43)
Income from operating affiliates	(841)	(907)
Foreign exchange gains included in net income	27,584	3,877
(Accretion) Amortization of premium on fixed maturity investments	(9,031)	9,065
Transaction expenses	161	463
Change in operational balance sheet items:
Premiums receivable	(768,833)	(686,517)
Deferred acquisition costs	(152,306)	(198,564)
Prepaid reinsurance premiums	(307,914)	(105,898)
Loss reserves recoverable	365,563	271,107
Paid losses recoverable	(4,101)	(81,465)
Reserve for losses and loss expenses	73,613	99,076
Unearned premiums	988,566	775,483
Reinsurance balances payable	241,236	82,035
Funds withheld	(16,052)	44,378
Other operational balance sheet items, net	(22,817)	(22,374)

Net cash provided by operating activities	836,865	255,243

Cash flows provided by (used in) investing activities
Proceeds on sales of investments	558,832	61,926
Proceeds on maturities of investments	398,985	469,857
Purchases of fixed maturity investments	(653,008)	(1,069,426)
(Purchases of) proceeds on sale of short-term investments, net	(844,729)	294,306
Purchase of shares in operating affiliates	(2)	(2)
Redemption of shares from operating affiliates	847	2,709

Net cash used in investment activities	(539,075)	(240,630)

The accompanying notes are an integral part of these consolidated financial statements.

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Validus Holdings, Ltd.

Consolidated Statements of Cash Flows

For the nine months ended September 30, 2023 and 2022 (unaudited)

Expressed in thousands of U.S. dollars

	September 30, 2023 (unaudited) $	September 30, 2022 (unaudited) $
Effect of foreign currency rate changes on cash and cash equivalents and restricted cash	(4,751)	(21,440)

Net increase (decrease) in cash and cash equivalents and restricted cash	293,039	(6,827)
Cash and cash equivalents and restricted cash – beginning of period	366,341	404,294

Cash and cash equivalents and restricted cash – end of the period	659,380	397,467

Supplemental information
Taxes refunded during the period	2,962	2,808
Non-cash information
Deemed capital contribution from parent for senior notes extinguishment	289,362	22,257

The accompanying notes are an integral part of these consolidated financial statements

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Validus Holdings, Ltd.

Notes to the Consolidated Financial Statements

For the nine months ended September 30, 2023 (unaudited)

Expressed in thousands of U.S. dollars, except share amounts

1.	Nature of the business

Validus Holdings, Ltd. (together with its wholly and majority owned subsidiaries, the “Company” or “Validus”) was incorporated under the laws of Bermuda on October 19, 2005. The Company provides reinsurance coverage and insurance-linked securities (“ILS”) management. As at September 30, 2023, the Company was wholly owned by American International Group, Inc. (“AIG”), which is a company registered with the United States Securities and Exchange Commission and is incorporated in the state of Delaware, United States of America (“U.S.”). Effective November 1, 2023, the Company was sold to RenaissanceRe Holdings Ltd. (“RenaissanceRe”). Refer to Note 16, “Subsequent events”, for further details.

2.	Basis of preparation and consolidation

These unaudited consolidated interim financial statements (the “Consolidated Financial Statements”) and related notes have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the financial information and note disclosures required by U.S. GAAP for complete consolidated financial statements. In addition, the 2022 year-end balance sheet data was derived from audited financial statements, but does not include all disclosures required by U.S. GAAP. These Consolidated Financial Statements and related notes should be read in conjunction with the Company’s audited annual financial statements and related notes for the year ended December 31, 2022.

In the opinion of management, these Consolidated Financial Statements reflect all adjustments that are normal and recurring in nature necessary for a fair statement of the Company’s financial position as at September 30, 2023, its results of operations for the nine months ended September 30, 2023 and 2022, and cash flows for the nine months ended September 30, 2023 and 2022. The results of operations for any interim period are not necessarily indicative of results for the full year.

The Company consolidates in these Consolidated Financial Statements the results of operations and financial position of all voting interest entities (“VOE”) in which the Company has a controlling financial interest and all variable interest entities (“VIE”) in which the Company is considered to be the primary beneficiary. The consolidation assessment, including the determination as to whether an entity qualifies as a VIE or VOE, depends on the facts and circumstances surrounding each entity.

All significant intercompany accounts and transactions have been eliminated.

The preparation of these Consolidated Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While the amounts included in the Consolidated Financial Statements reflect management’s best estimates and assumptions, actual results could differ materially from those estimates. The Company’s principal estimates include:

•	the reserve for losses and loss expenses;

•	the premium written on a line slip or proportional basis;

•	the loss reserves recoverable, including the provision to reflect expected credit losses; and

•	the valuation of invested assets and other financial instruments.

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Validus Holdings, Ltd.

Consolidated Balance Sheets

As at September 30, 2023 (unaudited) and December 31, 2022

Expressed in thousands of U.S. dollars, except share amounts

The term “ASC” used in these notes refers to Accounting Standard Codification issued by the United States Financial Accounting Standards Board (the “FASB”).

3.	Significant accounting policies

Except as described below, there have been no material changes to the significant accounting policies as described in the Company’s audited annual financial statements and related notes for the year ended December 31, 2022.

4.	Recent accounting pronouncements

Accounting standards adopted in 2023

The Company adopted the following accounting standards on January 1, 2023, none of which have had a material impact on the Company’s financial position and results of operations:

•	ASU 2022-01, “Derivatives and Hedging: Fair Value Hedging – Portfolio Layer Method”

•	ASU 2022-02, “Financial Instruments – Credit Losses (Topic 326)”

There have been no additional accounting pronouncements issued or adopted during the nine months ended September 30, 2023 that warrant disclosure in the Consolidated Financial Statements.

5.	Investments

Fixed maturity investments

The amortized cost and fair value of the Company’s fixed maturity investments as at September 30, 2023 and December 31, 2022 were as follows:

	September 30, 2023		December 31, 2022
	Amortized cost	Fair value	Amortized cost	Fair value
	$	$	$	$
U.S. government and government agency	942,173	915,823	696,857	674,824
Non-U.S. government and government agency	224,466	206,281	314,124	289,664
U.S. states, municipalities and political subdivisions	47,520	43,105	164,524	146,103
Agency residential mortgage-backed securities	657,251	530,190	702,000	607,322
Non-agency residential mortgage-backed securities	266,777	228,751	380,011	330,743
Corporate	1,393,025	1,314,228	1,322,323	1,237,546
Asset-backed securities	397,979	368,553	456,658	416,559
Commercial mortgage-backed securities	231,659	214,903	574,945	535,116

Total fixed maturities	4,160,850	3,821,834	4,611,442	4,237,877

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Validus Holdings, Ltd.

Notes to the Consolidated Financial Statements

For the nine months ended September 30, 2023 (unaudited)

Expressed in thousands of U.S. dollars, except share amounts

5.	Investments (continued)

Fixed maturity investments (continued)

The following table summarizes the fair value of the Company’s fixed maturity investments by credit rating as issued by a recognized rating agency as at September 30, 2023 and December 31, 2022:

	September 30, 2023		December 31, 2022
	Fair value	Percentage of total	Fair value	Percentage of total
	$	%	$	%
AAA	846,596	22.15	2,458,194	58.01
AA	1,744,251	45.64	554,612	13.09
A	737,347	19.29	702,760	16.58
BBB	481,110	12.59	472,563	11.15

Total investment grade fixed maturities	3,809,304	99.67	4,188,129	98.83

BB	915	0.02	21,041	0.49
B	—	0.00	6,853	0.16
CCC	63	0.00	246	0.01
CC	610	0.02	819	0.02
C	1,981	0.05	2,259	0.05
NR	8,961	0.24	18,530	0.44

Total non-investment grade fixed maturities	12,530	0.33	49,748	1.17

Total fixed maturities	3,821,834	100.00	4,237,877	100.00

The amortized cost and fair values for the Company’s fixed maturity investments held at September 30, 2023 and December 31, 2022 are shown below by contractual maturity. Actual maturity may differ from contractual maturity due to prepayment rights associated with certain investments.

	September 30, 2023		December 31, 2022
	Amortized cost	Fair value	Amortized cost	Fair value
	$	$	$	$
Due in one year or less	499,609	491,635	458,146	447,021
Due after one year through five years	1,990,197	1,890,830	1,867,536	1,759,793
Due after five years through ten years	92,783	79,264	131,244	110,194
Due after ten years	24,595	17,708	40,902	31,129

	2,607,184	2,479,437	2,497,828	2,348,137
Asset-backed and mortgage-backed securities	1,553,666	1,342,397	2,113,614	1,889,740

Total fixed maturities	4,160,850	3,821,834	4,611,442	4,237,877

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Validus Holdings, Ltd.

Notes to the Consolidated Financial Statements

For the nine months ended September 30, 2023 (unaudited)

Expressed in thousands of U.S. dollars, except share amounts

5.	Investments (continued)

Net investment income

Net investment income during the nine months ended September 30, 2023 and 2022 was derived from the following sources:

	September 30, 2023 $	September 30, 2022 $
Fixed maturity investments	107,400	67,461
Short-term investments	9,555	747
Cash and cash equivalents	9,508	127
Loan receivables	37,154	32,182

Investment income	163,617	100,517
Investment expenses	(2,146)	(3,931)

Total net investment income	161,471	96,586

Net realized and net change in unrealized (losses) gains on investments

The following represents an analysis of net realized and net change in unrealized (losses) gains on investments for the nine months ended September 30, 2023 and 2022:

	September 30, 2023
	Fixed maturities $	Other investments $	Total $
Gross realized gains	8	—	8
Gross realized losses	(62,460)	—	(62,460)

Net realized losses on investments	(62,452)	—	(62,452)
Net change in unrealized gains on investments	34,443	—	34,443

Total net realized and unrealized losses on investments	(28,009)	—	(28,009)

	September 30, 2022
	Fixed maturities $	Other investments $	Total $
Gross realized gains	1,943	2,517	4,460
Gross realized losses	(7,916)	—	(7,916)

Net realized (losses) gains on investments	(5,973)	2,517	(3,456)
Net change in unrealized losses on investments	(406,566)	—	(406,566)

Total net realized and unrealized (losses) gains on investments	(412,539)	2,517	(410,022)

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Validus Holdings, Ltd.

Notes to the Consolidated Financial Statements

For the nine months ended September 30, 2023 (unaudited)

Expressed in thousands of U.S. dollars, except share amounts

5.	Investments (continued)

Pledged investments

As at September 30, 2023, the Company had $2,474,777 (December 31, 2022: $2,567,699) of cash and cash equivalents, short-term investments and fixed maturity investments that were pledged and held in trust during the normal course of business. Pledged assets are generally for the benefit of the Company’s cedants and policyholders to facilitate the accreditation of the Company, its Canada branch office, and its operating subsidiary, Validus Reinsurance (Switzerland) Ltd. (“Validus Re Swiss”), as alien reinsurers by certain regulators. This is principally achieved via multi-beneficiary reinsurance trusts.

6.	Fair value measurements

Classification within the fair value hierarchy

Fair value is defined as the price to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date. Under U.S. GAAP, a company must determine the appropriate level in the fair value hierarchy for each fair value measurement. The fair value hierarchy prioritizes the inputs, which refer broadly to assumptions market participants would use in pricing an asset or liability, into three levels. It gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The level in the fair value hierarchy within which a fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The three levels of the fair value hierarchy are described below:

Level 1 - Fair values are measured based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

Level 2 - Fair values are measured based on quoted prices in active markets for similar assets or liabilities, quoted prices for identical assets or liabilities in inactive markets, or for which significant inputs are observable (e.g., interest rates, yield curves, prepayment rates, default rates, loss severities, etc.) or can be corroborated by observable market data.

Level 3 - Fair values are measured based on unobservable inputs that reflect the Company’s own judgments about assumptions where there is little, if any, market activity for that asset or liability that market participants might use.

The availability of observable inputs can vary from financial instrument to financial instrument and is affected by a wide variety of factors including, for example, the type of financial instrument, whether the financial instrument is new and not yet established in the marketplace, and other characteristics particular to the instrument. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires significantly more judgment.

Accordingly, the degree of judgment exercised by management in determining fair value is greatest for instruments categorized in Level 3. In periods of market dislocation, the observability of prices and inputs may be reduced for many instruments. This may lead the Company to change the selection of the valuation technique (e.g., from market to cash flow approach) or to use multiple valuation techniques to estimate the fair value of a financial instrument. These circumstances could cause an instrument to be reclassified between levels within the fair value hierarchy.

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Validus Holdings, Ltd.

Notes to the Consolidated Financial Statements

For the nine months ended September 30, 2023 (unaudited)

Expressed in thousands of U.S. dollars, except share amounts

6.	Fair value measurements (continued)

Classification within the fair value hierarchy (continued)

As at September 30, 2023 and December 31, 2022, the Company’s investments were allocated between Levels 1, 2 and 3 as follows:

	September 30, 2023
	Level 1	Level 2	Level 3	Total
	$	$	$	$
U.S. government and government agency	—	915,823	—	915,823
Non-U.S. government and government agency	717	205,564	—	206,281
U.S. states, municipalities and political subdivisions	—	43,105	—	43,105
Agency residential mortgage-backed securities	—	530,190	—	530,190
Non-agency residential mortgage-backed securities	—	201,065	27,686	228,751
Corporate	—	1,314,228	—	1,314,228
Asset-backed securities	—	367,374	1,179	368,553
Commercial mortgage-backed securities	—	214,903	—	214,903

Total fixed maturities	717	3,792,252	28,865	3,821,834
Short-term investments	12,821	952,484	—	965,305

Total investments	13,538	4,744,736	28,865	4,787,139

	December 31, 2022
	Level 1	Level 2	Level 3	Total
	$	$	$	$
U.S. government and government agency	—	674,824	—	674,824
Non-U.S. government and government agency	—	289,664	—	289,664
U.S. states, municipalities and political subdivisions	—	146,103	—	146,103
Agency residential mortgage-backed securities	—	607,322	—	607,322
Non-agency residential mortgage-backed securities	—	289,170	41,573	330,743
Corporate	—	1,237,546	—	1,237,546
Asset-backed securities	—	413,912	2,647	416,559
Commercial mortgage-backed securities	—	535,116	—	535,116

Total fixed maturities	—	4,193,657	44,220	4,237,877
Short-term investments	114,117	—	—	114,117

Total investments	114,117	4,193,657	44,220	4,351,994

As at September 30, 2023, Level 3 investments totalled $28,865 (December 31, 2022: $44,220), representing 0.60% (December 31, 2022: 1.02%) of total investments.

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Validus Holdings, Ltd.

Notes to the Consolidated Financial Statements

For the nine months ended September 30, 2023 (unaudited)

Expressed in thousands of U.S. dollars, except share amounts

6.	Fair value measurements (continued)

Valuation techniques

There have been no material changes in the Company’s valuation techniques during the periods presented in these Consolidated Financial Statements. The following methods and assumptions were used in estimating the fair value of each class of financial instrument recorded in the Consolidated Balance Sheets.

Fixed maturity investments

In general, valuation of the Company’s fixed maturity investment portfolio is provided by independent third party valuation service providers, such as index providers and pricing vendors, as well as broker quotations. The pricing vendors provide valuations for a high volume of liquid securities that are actively traded. For securities that do not trade on an exchange, the pricing services generally utilize market data and other observable inputs in matrix pricing models to determine month end prices. Prices are generally verified using third party data. Index providers generally utilize centralized trade reporting networks, available market makers and statistical techniques.

When independent third party valuation service providers are unable to obtain sufficient market observable information upon which to estimate the fair value for a particular security, fair value is determined either through a broker-dealer price quote or by employing market accepted valuation models. In general, broker-dealers value securities through their trading desks based on observable inputs. The methodologies include mapping securities based on trade data, bids or offers, observed spreads, and performance on newly issued securities. Broker-dealers also determine valuations by observing secondary trading of similar securities. Prices obtained from broker quotations are considered non-binding, however, they are based on observable inputs and by observing secondary trading of similar securities obtained from active, non-distressed markets. The techniques generally used to determine the fair value of the Company’s fixed maturity investments are detailed below by asset class.

U.S. government and government agency

U.S. government and government agency securities consist primarily of debt securities issued by the U.S. Treasury and certain mortgage pass-through agencies. Fixed maturity investments included in U.S. government and government agency securities are primarily priced by pricing services. When evaluating these securities, the pricing services gather information from market sources and integrate other observations from markets and sector news. Evaluations are updated by obtaining broker dealer quotes and other market information including actual trade volumes, when available. The fair value of each security is individually computed using analytical models which incorporate option adjusted spreads and other daily interest rate data. On-the-Run U.S. Treasury issuances are considered Level 1 given the availability of quoted prices in active markets. Off-the-Run and other U.S. Treasuries are classified as Level 2 as the significant inputs used to price these securities are observable.

Non-U.S. government and government agency

Non-U.S. government and government agency securities consist of debt securities issued by non-U.S. governments and their agencies along with supranational organizations (also known as sovereign debt securities). Securities held in these sectors are primarily priced by pricing services who employ proprietary discounted cash flow models to value the securities. Key quantitative inputs for these models are daily observed benchmark curves for treasury, swap and high issuance credits. The pricing services then apply a credit spread for each security which is developed by in-depth and real time market analysis. For securities in which trade volume is low, the pricing services utilize data from more frequently traded securities with similar attributes. These models may also be supplemented by daily market and credit research for international markets. Bills, Bonds and Notes issued from Canada, France, Germany, Italy, Japan, and the United Kingdom within one year of the balance sheet date are considered Level 1 given the availability of quoted prices in active markets. All other instruments are classified as Level 2 as the significant inputs used to price these securities are observable.

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Validus Holdings, Ltd.

Notes to the Consolidated Financial Statements

For the nine months ended September 30, 2023 (unaudited)

Expressed in thousands of U.S. dollars, except share amounts

6.	Fair value measurements (continued)

Valuation techniques (continued)

U.S. states, municipalities and political subdivisions

The Company’s U.S. states, municipalities and political subdivisions portfolio contains debt securities issued by U.S. domiciled state and municipal entities. These securities are generally priced by independent pricing services using available market information such as yields and credit spreads. The availability of observable inputs used to price these securities is contingent on their respective maturity dates. As the significant inputs utilized to determine price are observable, the fair value of these investments are classified as Level 2.

Agency residential mortgage-backed securities

The Company’s agency residential mortgage-backed investments consist primarily of debt securities issued by mortgage-pass through agencies. These securities are primarily priced by pricing services using a mortgage pool specific model which utilizes daily inputs from the active to be announced market which is very liquid, as well as the U.S. Treasury market. The model also utilizes additional information, such as the weighted average maturity, weighted average coupon and other available pool level data which is provided by the sponsoring agency. Valuations are also corroborated with daily active market quotes. As securities with investment grade credit ratings utilize significant observable inputs to determine prices, the fair value of these investments are classified as Level 2. Securities below investment grade credit ratings, or where security holdings are backed by certain collateral types or are residual tranches, utilize an element of significant unobservable inputs, including credit spreads, default rates, prepayment rates, and default projections. Accordingly, the fair value of these investments are classified as Level 3.

Non-agency residential mortgage-backed securities

The Company’s non-agency residential mortgage-backed investments include non-agency prime and sub-prime residential mortgage-backed fixed maturity investments. Securities held in these sectors are primarily priced by pricing services using an option adjusted spread model or discounted cash flow model, which principally utilize inputs including benchmark yields, available trade information or broker quotes, issuer spreads, prepayment and default projections. The pricing services also review collateral prepayment rates, loss severity and delinquencies among other collateral performance indicators for the securities valuation, when applicable. Where significant inputs used to price the securities are observable, the fair value of these investments are classified as Level 2. Where such information is unavailable, or the security credit rating is below AAA, significant unobservable inputs are used to price these securities, which may include constant prepayment rates, loss severity, default rates and yield, resulting in certain securities being classified as Level 3.

Corporate

Corporate debt securities consist primarily of investment-grade debt of a wide variety of corporate issuers and industries. The Company’s corporate fixed maturity investments are primarily priced by pricing services. When evaluating these securities, the pricing services gather information from market sources regarding the issuer of the security and obtain credit data, as well as other observations, from markets and sector news. Evaluations are updated by obtaining broker dealer quotes and other market information including actual trade volumes, when available. The pricing services also consider the specific terms and conditions of the securities, including any specific features which may influence risk. In certain instances, securities are individually evaluated using a spread which is added to the U.S. Treasury curve or a security specific swap curve as appropriate. As the significant inputs used to price these securities are observable, the fair value of these investments are classified as Level 2.

Page 15 | 34

Validus Holdings, Ltd.

Notes to the Consolidated Financial Statements

For the nine months ended September 30, 2023 (unaudited)

Expressed in thousands of U.S. dollars, except share amounts

6.	Fair value measurements (continued)

Valuation techniques (continued)

Asset-backed securities

Asset backed securities include mostly investment-grade debt securities backed by pools of loans with a variety of underlying collateral, including automobile loan receivables, student loans, credit card receivables, and collateralized loan obligations originated by a variety of financial institutions. Securities held in these sectors are primarily priced by pricing services. The pricing services apply dealer quotes and other available trade information such as bids and offers, prepayment rates which may be adjusted for the underlying collateral or current price data, the U.S. Treasury curve and swap curve as well as cash settlement. The pricing services determine the expected cash flows for each security held in this sector using prepayment and default projections for the underlying collateral and current market data. In addition, a spread is applied to the relevant benchmark and used to discount the cash flows noted above to determine the fair value of the securities held in this sector. The fair value classification of asset-backed securities is based on a combination of collateral type, tranche type and rating, in addition to observable pricing inputs. As the significant inputs used to price the majority of these securities are observable, the fair value of these investments are classified as Level 2. Where such information is unavailable and pricing is sourced by a broker, or the security meets specific criteria, significant unobservable inputs are used to price these securities, which includes yield, resulting in certain securities classified as Level 3.

Commercial mortgage-backed securities

The Company’s commercial mortgage-backed securities consist of primarily investment grade debt securities. The pricing services apply dealer quotes and other available trade information such as bids and offers, prepayment rates which may be adjusted for the underlying collateral or current price data, the U.S. Treasury curve and swap curve as well as cash settlement. The pricing services determine the expected cash flows for each security held in this sector using historical prepayment and default projections for the underlying collateral and current market data. In addition, a spread is applied to the relevant benchmark and used to discount the cash flows noted above to determine the fair value of the securities held in this sector. As securities with investment grade credit ratings utilize significant observable inputs to determine prices, the fair value of these investments are classified as Level 2.

Short-term investments

Short-term investments consist primarily of highly liquid securities, all with maturities of less than one year from the date of purchase. The fair value of the portfolio is generally determined using amortized cost which approximates fair value. As the highly liquid money market-type funds are actively traded, the fair value of these investments are classified as Level 1. To the extent that the remaining securities are not actively traded due to their approaching maturity, the fair values of these investments are classified as Level 2.

Page 16 | 34

Validus Holdings, Ltd.

Notes to the Consolidated Financial Statements

For the nine months ended September 30, 2023 (unaudited)

Expressed in thousands of U.S. dollars, except share amounts

6.	Fair value measurements (continued)

Level 3 investments

The following tables presents a reconciliation of the beginning and ending balances for all investments measured at fair value on a recurring basis using Level 3 inputs at September 30, 2023 and 2022:

	September 30, 2023
	Non-agency residential mortgage- backed securities	Asset-backed securities	Total
	$	$	$
Level 3 investments, beginning of period	41,573	2,647	44,220
Transfers out of Level 3 investments	—	(1,478)	(1,478)
Sales	(10,262)	—	(10,262)
Settlements	(3,306)	(30)	(3,336)
Realized losses, net	(2,881)	—	(2,881)
Change in net unrealized gains, net	2,562	40	2,602

Level 3 investments, end of period	27,686	1,179	28,865

	September 30, 2022
	Non-agency residential mortgage- backed securities	Asset-backed securities	Total
	$	$	$
Level 3 investments, beginning of period	64,601	31,927	96,528
Transfers into Level 3 investments	—	22,218	22,218
Transfers out of Level 3 investments	—	(20,711)	(20,711)
Sales	—	(328)	(328)
Settlements	(9,316)	(17,353)	(26,669)
Realized losses, net	(2)	(2)	(4)
Change in net unrealized losses, net	(6,780)	(794)	(7,574)

Level 3 investments, end of period	48,503	14,957	63,460

During the nine months ended September 30, 2023, there were no transfers into Level 3 investments. During the nine months ended September 30, 2022, transfers into Level 3 investments included investments in asset-backed securities. These transfers were primarily the result of diminished market transparency and liquidity relating to collateralized debt obligations.

During the nine months ended September 30, 2023 and 2022, transfers out of Level 3 investments included investments in asset-backed securities. These transfers were primarily the result of increased market transparency and liquidity for individual security types.

Page 17 | 34

Validus Holdings, Ltd.

Notes to the Consolidated Financial Statements

For the nine months ended September 30, 2023 (unaudited)

Expressed in thousands of U.S. dollars, except share amounts

6.	Fair value measurements (continued)

Level 3 investments (continued)

Quantitative information about Level 3 investments

The following tables presents information about the significant unobservable inputs used for fair value measurements for certain Level 3 instruments at September 30, 2023 and December 31, 2022:

September 30, 2023
Valuation technique	Unobservable inputs	Range	Weighted average
Non-agency residential mortgage-backed securities (fair value of $24,767)
Discounted cash flow	Constant prepayment rate	5.39% - 6.48%	6.06%
Discounted cash flow	Loss severity	21.28% - 68.06%	44.67%
Discounted cash flow	Constant default rate	1.61% - 3.60%	2.53%
Discounted cash flow	Yield	5.87% - 6.65%	6.26%
Asset-backed securities (fair value of $214)
Discounted cash flow	Yield	7.12% - 7.12%	7.12%

December 31, 2022
Valuation technique	Unobservable inputs	Range	Weighted average
Non-agency residential mortgage-backed securities (fair value of $31,004)
Discounted cash flow	Constant prepayment rate	7.00% - 10.64%	8.58%
Discounted cash flow	Loss severity	10.48% - 19.84%	15.16%
Discounted cash flow	Constant default rate	0.96% - 3.60%	2.28%
Discounted cash flow	Yield	5.84% - 6.27%	6.06%
Asset-backed securities (fair value of $1,202)
Discounted cash flow	Yield	5.93% - 6.38%	6.08%

The weighted average for fixed maturity securities is based on the estimated fair value of the Level 3 securities.

The table above includes only those instruments for which information about the inputs is reasonably available to the Company, such as data from independent third-party valuation service providers and from internal valuation models. Because input information from third parties with respect to certain Level 3 instruments are not available, balances shown in the table above do not represent the total amounts reported as Level 3 assets.

Financial instruments not carried at fair value

ASC Topic 825 “Financial Instruments” is also applicable to disclosures of financial instruments not carried at fair value, except for certain financial instruments, including insurance contracts and investments in affiliates. The carrying values of accrued investment income, other assets, net payable for investments purchased and accounts payable and accrued expenses approximated their fair values at September 30, 2023 and December 31, 2022, due to their respective short maturities. As these financial instruments are not actively traded, their respective fair values are classified within Level 2.

As at September 30, 2023, AIG had completed the buy back of the Company’s Senior Notes in full. As at December 31, 2022, the Company’s Senior Notes were carried at cost, net of debt issuance costs of $2,718 and had a fair value of $244,920. As the senior notes payable are not actively traded, their respective fair values are classified within Level 2 at December 31, 2022. Refer to Note 13, “Debt and financing arrangements”, for further details.

Page 18 | 34

Validus Holdings, Ltd.

Notes to the Consolidated Financial Statements

For the nine months ended September 30, 2023 (unaudited)

Expressed in thousands of U.S. dollars, except share amounts

7.	Investments in operating affiliates and structured notes receivable from AlphaCat ILS fund

Investments in operating affiliates

AlphaCat sidecars

Beginning on May 25, 2011, the Company joined with other investors in capitalizing a series of reinsurance and investment entities, referred to as “sidecars”, for the purpose of investing in collateralized reinsurance and retrocessional contracts. Certain of these sidecars deployed their capital through transactions entered into by AlphaCat Reinsurance Ltd. (“AlphaCat Re”) and OmegaCat Reinsurance Ltd. (“OmegaCat Re”). Each of these entities returns capital once the risk period expires and all losses have been paid out. The AlphaCat sidecars are VIEs and the Company is not the primary beneficiary. Therefore, the Company’s investments in the sidecars have been treated as equity method investments. The Company’s maximum exposure to any of the sidecars is the amount of capital invested at any given time and any remaining capital commitments.

AlphaCat ILS funds

Beginning on December 17, 2012, the Company joined with other investors in capitalizing the AlphaCat ILS funds for the purpose of investing in instruments with returns linked to property catastrophe reinsurance, retrocession and insurance linked securities (“ILS”) contracts. The AlphaCat ILS funds have varying risk profiles and are categorized by the maximum permitted portfolio expected loss of the fund. The maximum permitted portfolio expected loss represents the average annual loss over the set of simulation scenarios divided by the total limit. Lower risk ILS funds are defined as having a maximum permitted portfolio expected loss of less than 7%, whereas higher risk ILS funds have a maximum permitted portfolio expected loss of 7% or greater. The AlphaCat ILS funds primarily deploy their capital through transactions entered into by AlphaCat Re or OmegaCat Re and AlphaCat Master Fund Ltd. The AlphaCat ILS funds are VIEs and the Company is not the primary beneficiary. Therefore, the Company’s investments in the funds have been treated as equity method investments.

The Company’s maximum exposure to any of the AlphaCat ILS funds is the amount of capital invested at any given time and any remaining capital commitments.

Page 19 | 34

Validus Holdings, Ltd.

Notes to the Consolidated Financial Statements

For the nine months ended September 30, 2023 (unaudited)

Expressed in thousands of U.S. dollars, except share amounts

7.	Investments in operating affiliates and structured notes receivable from AlphaCat ILS fund (continued)

Investments in operating affiliates (continued)

AlphaCat Re

The Company utilized AlphaCat Re, a market facing entity, for the purpose of writing collateralized reinsurance on behalf of the AlphaCat sidecars and ILS funds (collectively the “Feeder Funds”) and direct third-party investors. All of the risks and rewards of the underlying transactions are allocated to the Feeder Funds and direct third-party investors using variable funding notes. AlphaCat Re is a VIE and the Company is not the primary beneficiary. Therefore, the Company’s investment in AlphaCat Re has been treated as an equity method investment.

The following tables present a reconciliation of the beginning and ending investments in operating affiliates at September 30, 2023 and 2022:

	September 30, 2023
	AlphaCat sidecars $	AlphaCat ILS Funds - Lower Risk $	AlphaCat ILS Funds - Higher Risk $	AlphaCat Re $	Total $
Balance, beginning of period	1,605	5	3,155	120	4,885
Purchase of shares	—	—	2	—	2
Redemption of shares / distributions	—	(2)	(845)	—	(847)
Income from operating affiliates	32	—	809	—	841

Balance, end of period	1,637	3	3,121	120	4,881

	September 30, 2022
	AlphaCat sidecars $	AlphaCat ILS Funds - Lower Risk $	AlphaCat ILS Funds - Higher Risk $	AlphaCat Re $	Total $
Balance, beginning of period	1,557	5	5,118	120	6,800
Purchase of shares	—	2	—	—	2
Redemption of shares / distributions	—	(2)	(2,707)	—	(2,709)
Income from operating affiliates	47	—	860	—	907

Balance, end of period	1,604	5	3,271	120	5,000

Page 20 | 34

Validus Holdings, Ltd.

Notes to the Consolidated Financial Statements

For the nine months ended September 30, 2023 (unaudited)

Expressed in thousands of U.S. dollars, except share amounts

7.	Investments in operating affiliates and structured notes receivable from AlphaCat ILS fund (continued)

Investments in operating affiliates (continued)

The following tables present the Company’s investments in operating affiliates as at September 30, 2023 and December 31, 2022:

	September 30, 2023
	Voting ownership %	Equity ownership %		Carrying value $
AlphaCat sidecars	40.00	20.00		1,637
AlphaCat ILS Funds – Lower Risk	n/a	(a	)	3
AlphaCat ILS Funds – Higher Risk	n/a	(b	)	3,121
AlphaCat Re	100.00	100.00		120

Total				4,881

(a)	Equity ownerships in the lower risk AlphaCat ILS funds were less than 1.00%
(b)	Equity ownerships in the higher risk AlphaCat ILS funds were between 0.00% and 3.97%

	December 31, 2022
	Voting ownership %	Equity ownership %		Carrying value $
AlphaCat sidecars	40.00	20.00		1,605
AlphaCat ILS Funds – Loser Risk	n/a	(a	)	5
AlphaCat ILS Funds – Higher Risk	n/a	(b	)	3,155
AlphaCat Re	100.00	100.00		120

Total				4,885

(a)	Equity ownerships in the lower risk AlphaCat ILS funds were less than 1.00%
(b)	Equity ownerships in the higher risk AlphaCat ILS funds were between 0.00% and 3.86%

Structured notes receivable from AlphaCat ILS fund

In 2021, one of the AlphaCat ILS funds (the “Fund”) issued both common shares and structured notes to the Company in order to capitalize the Fund. The structured notes do not have a stated maturity date since repayment is dependent on the settlement and income or loss of the underlying transactions. These structured notes rank senior to the common shares of the Fund and earn an interest rate of 7% per annum (December 31, 2022: 7%), payable on a cumulative basis in arrears. Structured notes receivable are classified within “Other assets” on the Consolidated Balance Sheets.

The following table presents a reconciliation of the beginning and ending structured notes receivable from the Fund as at September 30, 2023 and 2022:

	September 30, 2023 $	September 30, 2022 $
Structured notes receivable from the Fund, beginning of period	66	12
Increase in net asset value of structured notes receivable	299	43

Structured notes receivable from the Fund, end of period	365	55

Page 21 | 34

Validus Holdings, Ltd.

Notes to the Consolidated Financial Statements

For the nine months ended September 30, 2023 (unaudited)

Expressed in thousands of U.S. dollars, except share amounts

8.	Derivative instruments

Derivatives not designated as hedging instruments

The following tables summarize information on the classification and amount of the fair value of derivatives not designated as hedging instruments within the Company’s Consolidated Balance Sheets as at September 30, 2023 and December 31, 2022:

	September 30, 2023
	Asset derivative at fair value (a) $	Liability derivative at fair value (a) $
Foreign exchange contracts	1,361	1,761
Commodity derivative contracts	3,030	—

Total	4,391	1,761

	December 31, 2022
	Asset derivative at fair value (a) $	Liability derivative at fair value (a) $
Foreign exchange contracts	17,405	5,312
Commodity derivative contracts	9,167	34

Total	26,572	5,346

(a)

Asset and liability derivatives are classified within “Other assets” and “Accounts payable and accrued expenses”, respectively, on the Consolidated Balance Sheets. Fair value amounts are shown before the effects of counterparty netting adjustments and offsetting cash collateral. Margin call asset for foreign exchange contract derivative transactions as at September 30, 2023 was $6,840 (December 31, 2022: margin call liability of $10,420).

There have been no material changes in our derivatives strategies during the nine months ended September 30, 2023.

The foreign exchange contracts are valued on the basis of standard industry valuation models. The inputs to these models are based on observable market inputs, and as such the fair values of these contracts are classified as Level 2.

The commodity derivative contracts are exchange traded instruments and are valued on the basis of standard industry valuation models. The inputs to these models are based on observable market inputs, and as such the fair values of these contracts are classified as Level 2.

The following table summarizes information on the classification and net impact on earnings, recognized in the Company’s Consolidated Statements of Income (Loss) and Comprehensive Income (Loss) relating to derivatives that were not designated as hedging instruments during the nine months ended September 30, 2023 and 2022:

Derivatives not designated as hedging instruments	Classification of gains (losses) recognized in earnings	September 30, 2023 $	September 30, 2022 $
Foreign exchange contracts	Foreign exchange gains (losses)	3,140	(1,527)
Commodity derivative contracts	Foreign exchange (losses) gains	(6,543)	3,281

Page 22 | 34

Validus Holdings, Ltd.

Notes to the Consolidated Financial Statements

For the nine months ended September 30, 2023 (unaudited)

Expressed in thousands of U.S. dollars, except share amounts

8.	Derivative instruments (continued)

Balance sheet offsetting

There was no balance sheet offsetting activity as at September 30, 2023 and December 31, 2022.

Commencing in 2019, the Company engaged in foreign exchange contracts with an affiliated AIG entity under International Swaps and Derivatives Association, Inc. Master Agreements, which establish terms that apply to all transactions. As part of the agreements, collateral is provided as security for the foreign exchange contracts. On a periodic basis, the amounts receivable from or payable to the counterparties are settled in cash on a net basis.

9.	Premiums receivable and funds withheld

Premiums receivable

Premiums receivable is composed of premiums in the course of collection and premiums accrued but unbilled, both of which are presented net of commissions and brokerage. It is common practice in the reinsurance industry for premiums to be paid on an instalment basis, therefore significant amounts will be considered unbilled and will not become due until a future date, which is typically no later than expiration of the underlying coverage period.

The following is a breakdown of the components of premiums receivable as at September 30, 2023 and December 31, 2022:

	September 30, 2023
	Premiums in course of collection $	Premiums accrued but unbilled $	Total $
Premiums receivable, beginning of period	84,995	1,474,297	1,559,292
Change during the period	14,706	743,554	758,260

Premiums receivable, end of period	99,701	2,217,851	2,317,552

	December 31, 2022
	Premiums in course of collection $	Premiums accrued but unbilled $	Total $
Premiums receivable, beginning of period	76,537	1,150,752	1,227,289
Change during the period	8,458	323,545	332,003

Premiums receivable, end of period	84,995	1,474,297	1,559,292

Funds withheld

The Company writes and cedes certain business on a funds withheld basis. Under these contractual arrangements, the Company and the cedants withhold premiums for the purpose of paying claims. The remaining net funds will be remitted or settled after all policies have expired and all claims have been paid.

Funds withheld assumed and ceded as at September 30, 2023 were $123,227 and $2,706, respectively (December 31, 2022: $107,175 and $2,717, respectively).

Page 23 | 34

Validus Holdings, Ltd.

Notes to the Consolidated Financial Statements

For the nine months ended September 30, 2023 and 2022 (unaudited)

Expressed in thousands of U.S. dollars, except share amounts

10.	Reserves for losses and loss expenses

The following table summarizes the Company’s reserve for losses and loss expenses as at September 30, 2023 and December 31, 2022:

	September 30, 2023	December 31, 2022
	$	$
Case reserves	1,348,483	1,402,082
IBNR	3,725,097	3,566,167

Reserve for losses and loss expenses	5,073,580	4,968,249

The following table presents a rollforward of activity in net reserves for losses and loss expenses for the nine months ended September 30, 2023 and 2022:

	September 30, 2023	September 30, 2022
	$	$
Reserve for losses and loss expenses, beginning of period	4,968,249	4,733,761
Loss reserves recoverable, beginning of period	(1,900,032)	(2,140,746)

Net reserves for losses and loss expenses, beginning of period	3,068,217	2,593,015
Net incurred losses and loss expenses in respect of losses occurring in:
Current periods	1,151,121	1,101,212
Prior periods	(6,364)	(19,870)

Total incurred losses and loss expenses	1,144,757	1,081,342
Foreign exchange losses (gains)	31,717	(51,760)
Net losses and loss expenses paid in respect of losses occurring in:
Current periods	(144,692)	(149,464)
Prior periods	(560,888)	(561,695)

Total net paid losses	(705,580)	(711,159)

Net reserve for losses and loss expenses, end of period	3,539,111	2,911,438
Loss reserves recoverable, end of period	1,534,469	1,924,442

Reserve for losses and loss expenses, end of period	5,073,580	4,835,880

Total incurred losses and loss expenses for the nine months ended September 30, 2023 and 2022 is comprised of:

	September 30, 2023	September 30, 2022
	$	$
Gross losses and loss expenses	1,062,896	955,781
Reinsurance recoveries	81,861	125,561

Net incurred losses and loss expenses	1,144,757	1,081,342

Page 24 | 34

Validus Holdings, Ltd.

Notes to the Consolidated Financial Statements

For the nine months ended September 30, 2023 (unaudited)

Expressed in thousands of U.S. dollars, except share amounts

10.	Reserves for losses and loss expenses (continued)

The net favourable development on prior accident periods by line of business is as follows:

	Line of Business
	Property $	Specialty - Short-tail $	Specialty - Other $	Total $
Nine months ended September 30, 2023	(1,636)	(1,396)	(3,332)	(6,364)
Nine months ended September 30, 2022	(9,518)	(4,735)	(5,617)	(19,870)

The net favourable development on prior accident periods for the nine months ended September 30, 2023 and 2022 were primarily driven by favourable development on attritional losses, offset by adverse development on events.

11.	Reinsurance

The Company’s reinsurance balances recoverable as at September 30, 2023 and December 31, 2022 were as follows:

	September 30, 2023	December 31, 2022
	$	$
Loss reserves recoverable on unpaid:
Case reserves	395,853	423,369
IBNR	1,138,616	1,476,663

Total loss reserves recoverable	1,534,469	1,900,032
Paid losses recoverable	88,439	81,005

Total reinsurance recoverable	1,622,908	1,981,037

Effects of reinsurance on premiums written and earned

The effects of reinsurance on net premiums written and earned, and on losses and loss expenses for the nine months ended September 30, 2023 and 2022 were as follows:

	September 30, 2023	September 30, 2022
	$	$
Premiums written
Assumed	3,477,709	2,856,209
Ceded	(742,276)	(560,980)

Net premiums written	2,735,433	2,295,229

Premiums earned
Assumed	2,489,143	2,080,726
Ceded	(434,362)	(455,082)

Net premiums earned	2,054,781	1,625,644

Page 25 | 34

Validus Holdings, Ltd.

Notes to the Consolidated Financial Statements

For the nine months ended September 30, 2023 (unaudited)

Expressed in thousands of U.S. dollars, except share amounts

11.	Reinsurance (continued)

Effects of reinsurance on premiums written and earned (continued)

Effective January 1, 2022, the Company entered into an adverse development excess of loss reinsurance agreement with a wholly-owned subsidiary of AIG, under which risk was transferred for certain of the Company’s ultimate net loss reserves at December 31, 2021. The transaction was accounted for as retroactive reinsurance. The transaction resulted in a loss of $27,450 and was recognized in the Consolidated Statements of Income (Loss) and Comprehensive Income (Loss) immediately.

Effective January 1, 2023, the Company commuted the adverse development excess of loss reinsurance agreement with a wholly-owned subsidiary of AIG and renegotiated the reinsurance agreement, under which risk was transferred for certain of the Company’s ultimate net loss reserves at December 31, 2022. The transaction was accounted for as retroactive reinsurance. The transaction resulted in a loss of $10,271 and was recognized in the Consolidated Statements of Income (Loss) and Comprehensive Income (Loss) immediately.

Refer to Note 15, “Related party transactions”, for further details regarding related party reinsurance.

Credit risk

The cession of reinsurance does not legally discharge the Company from its primary liability for the full amount of the reinsurance policies it writes, and the Company is required to pay the loss and bear collection risk regarding reinsurers’ obligations under reinsurance and retrocession agreements. The Company records provisions for uncollectible reinsurance recoverable when collection becomes unlikely due to the reinsurer’s inability to pay. To the extent the creditworthiness of the Company’s reinsurers were to deteriorate due to adverse events affecting the reinsurance industry, such as a large number of major catastrophes, actual uncollectible amounts could be significantly greater than the Company’s provision. Amounts recoverable from reinsurers are estimated in a manner consistent with the underlying loss reserves.

The Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from its exposure to individual reinsurers. The reinsurance program is generally placed on a fully collateralized basis or with reinsurers whose rating, at the time of placement, was A- or better as rated by Standard & Poor’s or the equivalent with other rating agencies. Exposure to a single reinsurer is also controlled with restrictions dependent on rating. As at September 30, 2023, $1,572,977 or 96.93% (December 31, 2022: $1,944,802 or 98.17%) of the Company’s reinsurance balances recoverable were either fully collateralized or recoverable from reinsurers rated A- or better.

Information regarding the Company’s concentration of credit risk arising from its exposure to individual reinsurers as at September 30, 2023 and December 31, 2022 were as follows:

	September 30, 2023		December 31, 2022
	Reinsurance recoverable	Percentage of total	Reinsurance recoverable	Percentage of total
	$	%	$	%
Top 10 reinsurers	1,519,298	93.62	1,862,784	94.03
Other reinsurers’ balances > $1,000	98,395	6.06	116,518	5.88
Other reinsurers’ balances < $1,000	5,215	0.32	1,735	0.09

Total	1,622,908	100.00	1,981,037	100.00

Page 26 | 34

Validus Holdings, Ltd.

Notes to the Consolidated Financial Statements

For the nine months ended September 30, 2023 (unaudited)

Expressed in thousands of U.S. dollars, except share amounts

11.	Reinsurance (continued)

Credit risk (continued)

Information regarding the Company’s concentration of credit risk arising from its top 10 reinsurers, including fully collateralized reinsurers, as at September 30, 2023 and December 31, 2022 were as follows:

	September 30, 2023
Top 10 reinsurers	Rating	Rating Agency	Reinsurance recoverable $	Percentage of total %
Fully collateralized reinsurers	NR	N/A	1,343,455	82.78
American International Group, Inc	A	AM Best	33,215	2.05
Everest Re	A+	S&P Global Ratings	22,031	1.36
Markel	A	S&P Global Ratings	20,804	1.28
Fidelis	A-	S&P Global Ratings	20,778	1.28
RenaissanceRe	A+	S&P Global Ratings	18,306	1.13
Hiscox Ins Co Ltd	A	S&P Global Ratings	17,527	1.08
Manufacturers P&C Limited	A1	Moody’s Investors Service	16,928	1.04
Lloyd’s Syndicates	A	AM Best	15,358	0.95
Axis Capital Holdings	A+	S&P Global Ratings	10,896	0.67

Total			1,519,298	93.62

NR: Not rated

	December 31, 2022
Top 10 reinsurers	Rating	Rating Agency	Reinsurance recoverable $	Percentage of total %
Fully collateralized reinsurers	NR	N/A	1,669,271	84.26
Everest Re	A+	S&P Global Ratings	32,297	1.63
SiriusPoint Ltd.	A-	S&P Global Ratings	29,643	1.50
Fidelis	A-	S&P Global Ratings	24,660	1.25
Markel	A	S&P Global Ratings	24,345	1.23
Manufacturers P&C Limited	A-	AM Best	20,450	1.03
Lloyd’s Syndicates	A+	S&P Global Ratings	18,667	0.94
PartnerRe	A+	S&P Global Ratings	17,613	0.89
Chubb	AA	S&P Global Ratings	13,510	0.68
Axis Capital Holdings	A+	S&P Global Ratings	12,328	0.62

Total			1,862,784	94.03

NR: Not rated

Page 27 | 34

Validus Holdings, Ltd.

Notes to the Consolidated Financial Statements

For the nine months ended September 30, 2023 and 2022 (unaudited)

Expressed in thousands of U.S. dollars, except share amounts

12.	Share capital

Authorized and issued

The Company has 100 common shares authorized, issued and outstanding as of September 30, 2023, and December 31, 2022 with a par value of $0.01.

Capital contributions and distributions

During the nine months ended September 30, 2023, the Company made capital distributions to AIG amounting to $5,992 (2022: $2,425) relating to settlement of share-based compensation arrangements.

During the nine months ended September 30, 2023, AIG made a contribution of $289,362 (2022: $22,257) to the Company relating to extinguishment of debt.

Dividends

During the nine months ended September 30, 2023, and 2022, there were no dividends paid by the Company. Refer to Note 16, “Subsequent events”, for further details.

13.	Debt and financing arrangements

The Company’s financing structure is comprised of senior notes payable along with credit facilities.

Senior Notes

On January 26, 2010, the Company issued Senior Notes as part of a registered public offering that mature on January 26, 2040, (the “Senior Notes”). The Senior Notes were issued at a principal value of $250,000 and pay 8.875% interest semi-annually in arrears.

Following the acquisition of the Company, AIG executed a guarantee dated July 26, 2018, with respect to Validus’s aggregate outstanding Senior Notes, pursuant to which AIG provided a full and unconditional guarantee of Validus’ obligations with respect to Senior Notes.

In 2022 and 2023, AIG repurchased and cancelled, through cash tender offers, certain portions of the Company’s Senior Notes. On September 21, 2023, AIG completed the buyback of the remaining Senior Notes.

During the nine months ended September 30, 2023, AIG repurchased and cancelled $199,115 (September 30, 2022: $14,477) in aggregate principal outstanding of the Company’s Senior Notes for $289,362 (September 30, 2022: $22,257). After writing-off a proportionate share of unamortized debt issuance costs and purchased interest, a total loss on extinguishment of debt of $90,150 (September 30, 2022: $7,729) was recognized within Finance expenses within the Consolidated Statements of Income (Loss) and Comprehensive Income (Loss). As the repurchased principal was paid in-full by AIG and not reimbursed by the Company, $289,362 (September 30, 2022: $22,257) was accounted for as a deemed contribution to Additional paid-in capital.

Debt issuance costs are amortized to Finance expenses within the Consolidated Statements of Income (Loss) and Comprehensive Income (Loss) over the life of the Senior Notes and are presented on a net basis within the Senior notes payable balance in the Company’s Consolidated Balance Sheet as at December 31, 2022 and prior to the full buyback of the Senior Notes on September 21, 2023. Amortization was accelerated to reflect the repurchase transactions as noted above.

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Validus Holdings, Ltd.

Notes to the Consolidated Financial Statements

For the nine months ended September 30, 2023 (unaudited)

Expressed in thousands of U.S. dollars, except share amounts

13.	Debt and financing arrangements (continued)

Senior Notes (continued)

The table below reconciles the carrying value of debt as at September 30, 2023 and 2022:

	Principal Outstanding	Debt Issuance Costs	Total Carrying Value
	$	$	$
Balances as at December 31, 2021	213,592	(3,093)	210,499
Amortization / Accretion	—	126	126
Impact of repurchases	(14,477)	209	(14,268)

Balances as at September 30, 2022	199,115	(2,758)	196,357

Balances as at December 31, 2022	199,115	(2,718)	196,397
Amortization / Accretion	—	119	119
Impact of repurchases	(199,115)	2,599	(196,516)

Balances as at September 30, 2023	—	—	—

Letters of credit

The Company’s financing structure is comprised of letters of credit held with Citibank which are ultimately supported by AIG. As at September 30, 2023, total outstanding letters of credit amounted to $309,122 (December 31, 2022: $337,373). There were no cash or investments pledged as collateral relating to these letters of credit as at September 30, 2023 and December 31, 2022.

Finance expenses

The following table summarizes the Company’s finance expenses for the nine months ended September 30, 2023 and 2022:

	September 30, 2023	September 30, 2022
	$	$
Bank charges	172	151
Coupon interest on Senior notes	12,947	13,728
Fees on standby letters of credit	3,874	3,757
Loss on extinguishment of Senior Notes	90,150	7,729

Total finance expenses	107,143	25,365

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Validus Holdings, Ltd.

Notes to the Consolidated Financial Statements

For the nine months ended September 30, 2023 (unaudited)

Expressed in thousands of U.S. dollars, except share amounts

14.	Income taxes

The Company’s total income tax (expense) benefit for the nine months ended September 30, 2023 and 2022 were comprised of both current and deferred tax attributes, as follows:

	September 30, 2023	September 30, 2022
	$	$
Current federal income tax (expense) benefit	(14,344)	2,516
Deferred federal income tax benefit (expense)	131	(49,230)

Total income tax expense	(14,213)	(46,714)

The table below is a reconciliation of the actual income tax (expense) benefit for the nine months ended September 30, 2023 and 2022 to the amount computed by applying the effective tax rate of 0% under Bermuda law to income (loss) before taxes and before income from operating affiliates and structured notes:

	September 30, 2023	September 30, 2022
	$	$
Bermuda corporation tax at 0% rate	—	—
Effect of foreign operations	(24,417)	(7,082)
Foreign branch adjustment	(27,141)	—
U.S. GAAP to statutory accounting differences	(1,377)	7,484
Deferred income tax valuation allowances	33,952	(48,386)
Provision to return true ups	2,958	1,036
Other	1,812	234

Total income tax expense	(14,213)	(46,714)

The Company’s deferred tax assets and deferred tax liabilities as at September 30, 2023 and December 31, 2022 are comprised of the following:

	September 30, 2023	December 31, 2022
	$	$
Deferred tax assets
Losses and tax credit carryforwards	41,601	96,577
Loss reserving differences	16,542	10,883
Unearned premium reserve reduction	36,991	27,100
Investments	19,625	16,253
Other	190	190

Total gross deferred tax assets	114,949	151,003
Less valuation allowance	(41,837)	(80,478)

Total net deferred tax assets	73,112	70,525

Deferred tax liabilities
Deferred policy acquisition costs	44,759	41,303
Other	313	1,592

Total deferred tax liabilities	45,072	42,895

Net deferred tax asset	28,040	27,630

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Validus Holdings, Ltd.

Notes to the Consolidated Financial Statements

For the nine months ended September 30, 2023 (unaudited)

Expressed in thousands of U.S. dollars, except share amounts

15.	Related party transactions

The following significant transactions are classified as related party transactions as principals and/or directors of each counterparty are members of the Company’s or AIG’s board of directors.

Reinsurance agreements

The Company has various reinsurance agreements with its affiliates. The following tables summarize the significant balances resulting from these reinsurance agreements:

	September 30, 2023	September 30, 2022
Reinsurance agreements with Talbot Syndicate 1183	$	$
Transactions during the nine months ended
Net premium earned	2,198	1,109
Incurred losses and loss expenses	1,902	(1,916)
Policy acquisition costs	(336)	(403)

	September 30, 2023	December 31, 2022
Reinsurance agreements with Talbot Syndicate 1183	$	$
Balances outstanding as at
Premiums receivable	20,136	20,683
Prepaid reinsurance	1,035	—
Reserves for losses and loss expenses	15,946	24,882
Unearned premiums	1,579	1,406
Reinsurance balances payable	5,544	12,072

Effective January 1, 2022, the Company entered into an adverse development excess of loss reinsurance agreement with a wholly-owned subsidiary of AIG, under which risk was transferred for certain of the Company’s ultimate net loss reserves at December 31, 2021.

Effective January 1, 2023, the Company renegotiated the adverse development excess of loss reinsurance agreement under which risk was transferred for certain of the Company’s ultimate net loss reserves at December 31, 2022.

See Note 11, “Reinsurance”, for further details.

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Validus Holdings, Ltd.

Notes to the Consolidated Financial Statements

For the nine months ended September 30, 2023 (unaudited)

Expressed in thousands of U.S. dollars, except share amount

15.	Related party transactions (continued)

Reinsurance agreements (continued)

The effects of reinsurance, including the retroactive reinsurance described above, with the affiliated subsidiaries of AIG are as follows:

	September 30, 2023	September 30, 2022
	$	$
Transactions during the nine months ended
Net premiums earned	84,346	30,488
Incurred losses and loss expenses	(43,613)	(1,501)
Policy acquisition costs	(19,068)	78

	September 30, 2023	December 31, 2022
	$	$
Balances outstanding as at
Premiums receivable	2,440	871
Deferred acquisition costs	(77,114)	—
Prepaid reinsurance	226,205	6,805
Funds withheld	4	4
Reserves for losses and loss expenses	13,481	24,660
Unearned premiums	1,660	—
Reinsurance balance payable	—	6,868

Derivative agreement

The Company has a derivative agreement in place with an affiliated AIG entity. Refer to Note 8, “Derivative instruments”, for further details.

Investments

On January 1, 2019, the Company entered into an investment management agreement with AIG, whereby AIG would assume overall management of the Company’s investment portfolio. As part of this agreement, the Company paid investment management expenses to AIG.

During 2022, AIG entered into investment management agreements with BlackRock, Inc. (“BlackRock”), a third party investment manager. Effective October 17, 2022, the Company likewise entered into investment management agreements with BlackRock. The Company has since transferred the management of its investments under such investment management agreements; however, certain centralized services supporting the investment portfolio are still performed by AIG and recharged to the Company. The Company continues to be responsible for the overall investment portfolio, including investment strategy and developing and monitoring of investment guidelines. Refer to Note 16, “Subsequent events”, for further details.

The Company paid $2,275 for centralized investment services and investment management expenses to AIG during the nine months ended September 30, 2023 (September 30, 2022: $3,286).

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Validus Holdings, Ltd.

Notes to the Consolidated Financial Statements

For the nine months ended September 30, 2023 (unaudited)

Expressed in thousands of U.S. dollars, except share amount

15.	Related party transactions (continued)

Loan receivables

On September 26, 2014, Validus Specialty, Inc., an affiliate, obtained a loan from Flagstone Reinsurance (Luxembourg), S.à r.l., a subsidiary of the Company, with a principal amount of $400,000 bearing an annual interest rate of 5.80% and maturing on September 23, 2024. On April 1, 2019, the Company settled this loan with Validus Specialty, Inc. and entered into a new loan agreement with AIG. The new loan receivable has a principal amount of $400,000 bearing an annual interest rate of 5.09% and maturing on April 1, 2033. The outstanding balance as at September 30, 2023 was $416,893 (December 31, 2022: $401,664). The related interest income earned during the nine months ended September 30, 2023 amounted to $15,228 (September 30, 2022: $15,228).

On September 1, 2018, the Company acquired a note receivable from AIG International Holdings GmbH with a principal amount of $327,729 bearing an annual interest rate of 3.60% and matured on August 31, 2022. Upon maturity, the Company entered into a new loan agreement with AIG and subsequent amendments thereafter. The outstanding balance as at September 30, 2023 was $356,940 (December 31, 2022: $345,030). The related interest income earned during the nine months ended September 30, 2023 amounted to $11,910 (September 30, 2022: $9,277).

On April 1, 2019, the Company acquired an additional note receivable from AIG International Holdings GmbH with a principal amount of $250,000 bearing an annual interest rate of 3.90% and matured on August 31, 2022. Upon maturity, the Company entered into a new loan agreement with AIG and subsequent amendments thereafter. The outstanding balance as at September 30, 2023 was $274,293 (December 31, 2022: $264,343). The related interest income earned during the nine months ended September 30, 2023 amounted to $9,951 (September 30, 2022: $7,678).

Refer to Note 16, “Subsequent events”, for further details.

Service level agreements

In accordance with service level agreements, the Company participates in centralized services wherein expenses are incurred by service and other affiliated entities and allocated to, or recharged from, the Validus Holdings group of companies. Services provided across the group include managerial services, underwriting services, actuarial services, claims services, accounting services, information technology services and others. The following table summarizes the revenue and expenses incurred by the Company for services provided to or received from the Validus Holdings group of companies during the nine months ended September 30, 2023 and 2022:

	September 30, 2023	September 30, 2022
	$	$
Other insurance-related income and other income	4,204	4,002
General and administrative expenses	21,022	16,260

Other

Certain shareholders of AIG and their affiliates, as well as employees of entities associated with directors and officers may have purchased insurance and/or reinsurance from the Company in the ordinary course of business. The Company does not believe these transactions to be material.

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Validus Holdings, Ltd.

Notes to the Consolidated Financial Statements

For the nine months ended September 30, 2023 (unaudited)

Expressed in thousands of U.S. dollars, except share amounts

16.	Subsequent events

Management has evaluated the need to disclose events that occurred subsequent to the balance sheet date through January 5, 2024, the date these financial statements were available to be issued.

Related party transactions

On October 1, 2023, all the intercompany retrocessional protections entered into with wholly-owned subsidiaries of AIG were commuted.

On October 13, 2023, the Company approved the distribution to its immediate parent company the loan from Flagstone Reinsurance (Luxembourg), S.à r.l., a subsidiary of the Company, to AIG Investments UK Ltd. The amount distributed, inclusive of principal and interest capitalized was $417,906.

On October 13, 2023, the Company approved the distribution to its immediate parent company, the loans from Validus Reinsurance, Ltd., a subsidiary of the Company, to AIG International Holdings GmbH. The amounts distributed, inclusive of principal and interest capitalized were $357,713 and $274,941, respectively.

On October 27, 2023, the Company declared a dividend of $562,509 in cash to its immediate parent AIG Property Casualty International LLC.

Change in control

On November 1, 2023 (the “Closing Date”), AIG completed the sale of Validus, including certain interests in Validus Specialty, LLC (“Validus Specialty”), to RenaissanceRe in accordance with the Stock Purchase Agreement, dated May 22, 2023 (as amended, the “Stock Purchase Agreement”) pursuant to which, upon the terms and subject to the conditions thereof, RenaissanceRe, or one of its subsidiaries, purchased, acquired and accepted from certain subsidiaries of AIG, all of their right, title and interest in the shares of Validus and Validus Specialty (collectively the “Validus Acquisition”). Pursuant to the Validus Acquisition, RenaissanceRe acquired a 100% voting equity interests in each of Validus and Validus Specialty. AIG received aggregate consideration of $3.603 billion, consisting of cash consideration of $2.735 billion, a pre-closing dividend from Validus of $562.5 million, a pre-closing distribution from Validus Specialty of $20.0 million, and 1,322,541 common shares in RenaissanceRe valued at approximately $285.0 million at the Closing Date.

On November 1, 2023, the investment management agreements held with BlackRock were cancelled and replaced with new investment management agreements pursuant to the Validus Acquisition.

Income taxes

On December 27, 2023, the Government of Bermuda enacted legislation to impose a 15% corporate income tax on Bermuda businesses that are part of a multinational enterprise group (“MNE Group”) with annual revenue of €750m or more beginning in fiscal years that start on or after January 1, 2025. The corporate income tax will apply to in scope entities regardless of any assurance given pursuant to the Exempted Undertakings Tax Protection Act 1966. As the Company is, and expects to be for the foreseeable future, part of an MNE Group that satisfies the revenue threshold, the deferred tax impacts of the enactment of the Bermuda corporate income tax (expected to be a significant net deferred tax benefit) will be accounted for in the quarter ending December 31, 2023. In future periods, it is expected that the Company’s income tax expense and effective tax rate will increase.

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